EXHIBIT 32.2

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

I, Reginald Averilla, Chief Financial Officer of Scientific Industries, Inc. (the “Company”), certify, to the best of my knowledge that:

1.	I have reviewed this Annual Report on Form 10-K of the Company for the year ended December 31, 2023 (“Annual Report”);

2.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: March 29, 2024	By:	/s/ Reginald Averilla
Reginald Averilla
Chief Financial Officer